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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 5 to Registration Statement Nos. 333-39409 and 333-39409-01 of Starwood Hotels & Resorts Trust and Starwood Hotels & Resorts Worldwide, Inc. (the "Companies") on Form S-4 of our report dated March 24, 1995 on the separate and combined financial statements and financial statement schedules of the Companies appearing in the Companies' Annual Report on Form 10-K/A2 for the year ended December 31, 1996 and to the reference to us under the heading "Experts".

                                          DELOITTE & TOUCHE LLP

Los Angeles, California
January 14, 1998